Exhibit 10.9

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


     This First Amendment to Employment Agreement (the "First Amendment"), made and entered into as of the 24th day of July, 2003, is by and among (i) Brian L. Hanson (the "Executive") and (ii) CRIIMI MAE Inc., a Maryland corporation (the "Company").

                                    RECITALS

     WHEREAS, the Company and the Executive entered into an Employment Agreement (the "Agreement"), dated as of July 25, 2001;

     WHEREAS, the Agreement currently terminates on July 25, 2003;

     WHEREAS, the parties have not reached an agreement with respect to continued employment other than as set forth in this First Amendment;

     WHEREAS, on July 25, 2003, the Executive would have been entitled to all the rights and benefits provided under Section 6.5, to be paid or provided in accordance with the terms thereof, including, without limitation, severance compensation equal to his Base Salary then in effect for eighteen (18) months and a payment equal to the greater of (i) the Reorganization Payments or (ii) all Earned Bonuses;

     WHEREAS, the parties wish to afford a time period to reach an agreement with respect to continued employment and pursuant to this First Amendment the Executive shall become entitled to the rights and benefits provided under
Section 6.5, to be paid or provided in accordance with the terms thereof, on August 25, 2003 rather than on July 25, 2003, as set forth in Section 1(b) below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Amendatory Provisions.

     (a) Section 2 of the Agreement is hereby amended by deleting the phrase "until the second anniversary thereof" from the first sentence of such section and inserting in lieu thereof "through August 25, 2003".

     (b) Section 6.5 of the Agreement is hereby amended by deleting the phrase "second anniversary of the commencement of" from the first sentence of such section and inserting in lieu thereof "on August 25, 2003".

     2. Existing Agreement.

     (a) Except as expressly amended hereby, all of the terms, covenants and conditions of the Agreement (i) are ratified and confirmed; (ii) shall remain unamended and not waived; and (iii) shall continue in full force and effect.

     (b) With the exception of changing the date on which the Executive becomes entitled to the subject rights and benefits, execution of this First Amendment shall not affect the Executive's entitlement to the rights and benefits set forth in the Employment Agreement, including, without limitation, Section 6.5 (including its subsections). To avoid ambiguity, the parties hereto acknowledge and agree that if the Executive is not an employee of the Company on August 26, 2003, the Executive shall be entitled to receive severance compensation equal to his Base Salary then in effect for eighteen (18) months after August 25, 2003, payable semi-monthly, together with a payment within ninety (90) days after August 25, 2003 equal to the greater of (i) the Reorganization Payments or (ii) all Earned Bonuses. Nothing in this First Amendment, including the preceding sentence, is intended to exclude any other rights and benefits set forth in the Employment Agreement to which the Executive is entitled.

     3. Governing Law. This First Amendment shall be governed by the internal laws of the State of Maryland without giving effect to the principles of conflict of laws thereof.

     4. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

     5. Severability. The provisions of this First Amendment and the Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable nevertheless shall be binding and enforceable.

        [Remainder of page intentionally blank; signature pages follow.]








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

     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer and the Executive has executed this First Amendment as of the date and year first above written.

                                 CRIIMI MAE INC.,
                                  a Maryland corporation



                                 /s/Barry S. Blattman
                                 ---------------------------------------
                                 Barry S. Blattman
                                 Chairman of the Board, Chief Executive
                                   Officer and President


                    Signatures Continue on the Following Page










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


                                       EXECUTIVE


                                       /s/Brian L. Hanson
                                       -------------------------------
                                       Brian L. Hanson









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